Exhibit 16.1

January 21, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read the disclosures included on Form 8-K for Energy & Technology, Corp. (Commission File Number: 333-143215), dated January 18, 2012 with respect to Item 4.01 Changes in Registrant’s Certifying Accountants, and are in agreement with the statements contained therein.

Sincerely,

A Professional Accounting Corporation

cc: George M. Sfeir, CEO, Energy & Technology, Corp.